                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                                Aehr Test Systems
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              California                                92-2424084
----------------------------------------  ------------------------------------
(State of incorporation or organization)  (I.R.S. Employer Identification No.)


 1667 Plymouth Street, Mountain View, CA                   94043
------------------------------------------------------------------------------
(Address of principal executive offices)                (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE
------------------------------------------------------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, Par Value $.001
-------------------------------------------------------------------------------
                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

          Incorporated by reference to pages 50 - 51 of the Preliminary Prospectus dated July 17, 1997, included as part of the Registrant's Amendment No. 1 Registration Statement on Form S-1 (File No.333-28987).

ITEM 2.   EXHIBITS

          The following exhibits are filed as part of this registration statement:

               3.1(1)   Restated Articles of Incorporation of Registrant.

               3.2(1)   Bylaws of Registrant.

               4.1(2)   Form of Common Stock certificate.

               10.5(1) Capital Stock Purchase Agreement dated September 11, 1979 between Registrant and certain holders of Common Stock.

               10.6(1) Capital Stock Investment Agreement dated April 12, 1984 between Registrant and certain holders of Common Stock.

               10.7(1) Amendment dated September 17, 1985 to Capital Stock Purchase Agreement dated April 12, 1984 between Registrant and certain holders of Common Stock.

               10.8(1) Amendment dated February 26, 1990 to Capital Stock Purchase Agreement dated April 12, 1984 between Registrant and certain holders of Common Stock.

               10.9(1) Stock Purchase Agreement dated September 18, 1985 between Registrant and certain holders of Common Stock.

               10.10(1) Common Stock Purchase Agreement dated February 26,
                        1990 between Registrant and certain holders of Common Stock.


-------------------------
(1) Incorporated by reference to the corresponding exhibit to the Registrant's Registration Statement on Form S-1 (File No.333-28987) filed on June 11, 1997.
(2) Incorporated by reference to the corresponding exhibit to the Registrant's Amendment No. 1 Registration Statement on Form S-1 (File No. 333-28987) filed on July 17, 1997.

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 26, 1997

                                   Aehr Test Systems



                                   By:  Rhea J. Posedel
                                        ---------------------------------------
                                        Rhea J. Posedel
                                        President and Chief Executive Officer

                                Index to Exhibits


                                                                Page No.
                                                                --------

 3.1    Restated Articles of Incorporation of
        Registrant. . . . . . . . . . . . . . . . . . .      Incorporated by
                                                                Reference

 3.2    Bylaws of Registrant. . . . . . . . . . . . . .      Incorporated by
                                                                Reference

 4.1    Form of Common Stock certificate. . . . . . . .      Incorporated by
                                                                Reference
 10.5   Capital Stock Purchase Agreement dated
        September 11, 1979 between Registrant and
        certain holders of Common Stock.  . . . . . . .      Incorporated by
                                                                Reference
 10.6   Capital Stock Investment Agreement dated
        April 12, 1984 between Registrant and certain
        holders of Common Stock.  . . . . . . . . . . .      Incorporated by
                                                                Reference
 10.7   Amendment dated September 17, 1985 to Capital
        Stock Purchase Agreement dated April 12, 1984
        between Registrant and certain holders of
        Common Stock. . . . . . . . . . . . . . . . . .      Incorporated by
                                                                Reference
 10.8   Amendment dated February 26, 1990 to Capital
        Stock Purchase Agreement dated April 12, 1984
        between Registrant and certain holders of
        Common Stock. . . . . . . . . . . . . . . . . .      Incorporated by
                                                                Reference
 10.9   Stock Purchase Agreement dated September 18,
        1985 between Registrant and certain holders of
        Common Stock. . . . . . . . . . . . . . . . . .      Incorporated by
                                                                Reference
 10.10  Common Stock Purchase Agreement dated
        February 26, 1990 between Registrant and
        certain holders of Common Stock.  . . . . . . .      Incorporated by
                                                                Reference